Filed pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747

                          Subject to Completion: PROSPECTUS SUPPLEMENT
                          (To Prospectus dated March 27, 2006)
                          Preliminary Prospectus Supplement dated August 7, 2006

Partial Principal Protected Notes

UBS AG $__ NOTES LINKED TO A GLOBAL INDEX BASKET DUE ON OR ABOUT
AUGUST 31, 2011

Issuer (Booking Branch):  UBS AG (Jersey Branch)

Maturity Date:            We currently expect the Notes to mature on or about
                          August 31, 2011 (investment term of 5 years)

No Interest Payments:     We will not pay you interest during the term of the
                          Notes.

Index Basket:             The Index Basket (the "Basket") will be composed of
                          five equity indices (each, a "Basket Index" and, together, the "Basket Indices"). The Basket Indices and their weightings in the Basket are as follows:

                          BASKET INDICES                                 WEIGHTS
                          ------------------------------------------------------
                          S&P 500(R) Index ("S&P Index") ................  50%
                          Dow Jones EURO STOXX 50(SM) Index
                            ("DJ EURO STOXX Index") .....................  25%
                          Nasdaq-100(R) Index ("Nasdaq-100 Index") ......  10%
                          Nikkei(R) 225 Index ("Nikkei Index") ..........  10%
                          MSCI(R) Emerging Markets Index(SM)
                            ("MSCI-EM Index") ...........................   5%

Payment at Maturity:      At maturity, you will receive a cash payment per $10
                          principal amount of the Notes based on the Basket
                          Return.

                          o If the Basket Return is positive, you will receive your principal plus an additional payment which will be between 110% to 120% (the "Participation Rate") of the Basket Return. The Participation Rate will be determined on or about August 25, 2006 (the "trade date").

                          o If the Basket Return is between 0% and -10%, you will receive your principal.

                          o If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

Basket Return:            Basket Ending Level - Basket Starting Level
                          -------------------------------------------
                                      Basket Starting Level

Basket Starting Level:    100

Basket Ending Level:      The Basket Ending Level will be calculated as
                          follows:100x(1+ (50% of the S&P Index Return + 25% of the DJ EURO STOXX Index Return + 10% of the Nasdaq-100
                          Index Return + 10% of the Nikkei Index Return + 5% of the MSCI-EM Index Return)). The Basket Ending Level will be calculated on or about August 25, 2011 (the
                          "final valuation date").

CUSIP Number:             __

SEE "RISK FACTORS" BEGINNING ON PAGE S-9 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

This offering is registered with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ................    100%             3.5%             96.5%
Total ...................

UBS INVESTMENT BANK        UBS FINANCIAL SERVICES INC.                [UBS LOGO]

Prospectus Supplement dated August __, 2006

Prospectus Supplement Summary

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "WE," "OUR" AND "US" REFER ONLY TO UBS AG AND NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Partial Principal Protected Notes (the "Notes") are medium-term notes issued by UBS, offering principal protection for a decline of up to 10% in the Index Basket (the "Basket") and offer a participation in any appreciation of the Basket between 110% and 120%, to be determined on the trade date. The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of five indices (each a "Basket Index" and together, the "Basket Indices").

The Basket Indices and their relative weightings are set forth below:

        BASKET INDICES                                            WEIGHTS
        -----------------------------------------------------------------
        S&P 500(R) Index ("S&P Index") ...........................  50%
        Dow Jones EURO STOXX 50(SM) Index
          ("DJ EURO STOXX Index") ................................  25%
        Nasdaq-100(R) Index ("Nasdaq-100 Index") .................  10%
        Nikkei(R) 225 Index ("Nikkei Index") .....................  10%
        MSCI(R) Emerging Markets Index(SM)
          ("MSCI-EM Index") ......................................   5%

The relative weights of the Basket Indices will not change over the term of the Notes.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index is based on the aggregate market value of 500 companies as of a particular time. The S&P Index is reported by Bloomberg L.P. under the ticker symbol "SPX."

The DJ EURO STOXX Index is a stock index maintained and distributed by STOXX Limited that is based on market capitalization and is designed to provide exposure to European large capitalization equity securities. The DJ EURO STOXX Index is reported by Bloomberg L.P.
under ticker symbol "SX5E."

The Nasdaq-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded stocks of non-financial companies listed on the Nasdaq National Market(R) tier of the National Market System. The Nasdaq-100 Index is reported by Bloomberg L.P. under the symbol "NDX."

The Nikkei Index is a price-weighted stock index calculated, published and disseminated by Nihon Keizar Shimbun, Inc. that measures the composite price performance of 225 Japanese stocks currently trading on the Tokyo Stock Exchange. The Nikkei Index is reported by Bloomberg L.P. under ticker symbol "NKY."

The MSCI-EM Index is a free float-adjusted market capitalization index published by Morgan Stanley Capital International Inc. designed to measure equity market performance in the global emerging markets, which comprises 28 emerging markets countries and over 800 constituent equities (as of August 7, 2006). The MSCI-EM Index is reported by Bloomberg L.P. under ticker symbol "MXEF."

For further information concerning the Basket Indices, see "The Indices" on page S-15.

WHAT IS YOUR PAYMENT AT MATURITY?

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment between 110% and 120% (the "Participation Rate") of the Basket Return. The Participation Rate will be determined on the trade date.

> If the Basket Return is between 0% and -10%, you will receive your principal.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -25.5% will result in a 15.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

We will not pay you interest during the term of the Notes.

The "Basket Return," which may be positive or negative, will be calculated as follows:

                           Basket Ending Level - Basket Starting Level
           Basket Return = -------------------------------------------
                                       Basket Starting Level

The "Basket Starting Level" is 100 and the "Basket Ending Level" will be calculated as follows:

 100 x (1+ (50% of the S&P Index Return + 25% of the DJ EURO STOXX Index Return
     + 10% of the Nasdaq-100 Index Return + 10% of the Nikkei Index Return
                       + 5% of the MSCI-EM Index Return))

The return on each of the Basket Indices over the term of the Notes will be based on the appreciation or depreciation in the level of the respective Basket Index over the term of the Notes, as measured from the trade date to the final valuation date.

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" beginning on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-35.

SELECTED PURCHASE CONSIDERATIONS

> GROWTH POTENTIAL--The Notes provide the opportunity to participate in the potential increase in the appreciation of the Basket from the trade date relative to the final valuation date. You will receive between 110% and 120% (to be determined on the trade date) of any Basket gains at maturity.

> PARTIAL PRINCIPAL PROTECTION--At maturity, your principal is fully protected against a decline of up to 10% in the Basket. If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%.

> MINIMUM INVESTMENT--Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-9.

> AT MATURITY, THE NOTES ARE EXPOSED TO ANY DECLINE IN THE LEVEL OF THE BASKET IN EXCESS OF 10%--If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

> PARTIAL PRINCIPAL PROTECTION ONLY IF YOU HOLD THE NOTES TO MATURITY--You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount and you will not have partial principal protection for a decline in the level of the Basket of up to 10%.

> MARKET RISK--The return on the Notes, which may be positive or negative, is linked to the performance of the Basket Indices, and will depend on whether, and the extent to which, the Basket Return is positive or negative.

> NO INTEREST PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the S&P Index (the "S&P Index Constituent Stocks"), the DJ EURO STOXX Index (the "DJ EURO STOXX Index Constituent Stocks"), the Nasdaq-100 Index (the "Nasdaq-100 Index Constituent Stocks), the Nikkei Index (the "Nikkei Index Constituent Stocks"), and the MSCI-EM Index (the "MSCI-EM Index Constituent Stocks"), and together with the S&P Index Constituent Stocks, the DJ EURO STOXX Index Constituent Stocks, the Nasdaq-100 Index Constituent Stocks, the Nikkei Index Constituent Stocks, and the MSCI-EMIndex Constituent Stocks, the "Basket Constituent Stocks").

> NO DIRECT EXPOSURE TO FLUCTUATIONS IN FOREIGN EXCHANGE RATES--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Basket Indices.

> You seek an investment that offers partial protection when the Notes are held to maturity.

>    You do not seek current income from this investment.

>    You are willing to hold the Notes to maturity.

> You are willing to invest in the Notes based on the range indicated for the Participation Rate (the actual Participation Rate will be set on the trade date).

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You do not seek exposure to any of the U.S., European,Japanese or emerging equity markets.

>    You are unable or unwilling to hold the Notes to maturity.

>    You seek an investment that is 100% principal protected.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>    You seek current income from your investment.

>    You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS" ON PAGE S-43.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices. If your Notes are so treated, you would generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss would generally be long term capital gain or loss if you have held your Notes for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, IT WOULD BE REASONABLE TO TREAT YOUR NOTES IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE NOTES, IT IS POSSIBLE THAT YOUR NOTES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "SUPPLEMENTAL TAX CONSIDERATIONS--SUPPLEMENTAL U.S. TAX CONSIDERATIONS-- ALTERNATIVE TREATMENT" ON PAGE S-44.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE S&P INDEX RETURN, THE DJ EURO STOXX INDEX RETURN, THE NASDAQ-100 INDEX RETURN, THE NIKKEI INDEX RETURN, AND THE MSCI-EMINDEX RETURN.

The "S&P Index Return" is calculated based on the closing level of the S&P Index on the trade date relative to the final valuation date and is calculated as follows:

      S&P Index Return = S&P Index Ending Level - S&P Index Starting Level
                         -------------------------------------------------
                                     S&P Index Starting Level

where the S&P Index Starting Level is __ and the S&P Index Ending Level will be the closing level of the S&P Index on the final valuation date.

The "DJ EURO STOXX Index Return" is calculated based on the closing level of the DJ EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

                          DJ EURO STOXX Index Return =
      DJ EURO STOXX Index ending level - DJ EURO STOXX Index starting level
      ---------------------------------------------------------------------
                       DJ EURO STOXX Index starting level

where the DJ EURO STOXX Index starting level is __ and the DJ EURO STOXX Index ending level will be the closing level of the DJ EURO STOXX Index on the final valuation date.

The "Nasdaq-100 Index Return" is calculated based on the closing level of the Nasdaq-100 Index on the trade date relative to the final valuation date and is calculated as follows:

            Nasdaq-100 Index Return = Nasdaq-100 Index ending level -
                                      Nasdaq-100 Index starting level
                                      -------------------------------
                                      Nasdaq-100 Index starting level

where the Nasdaq-100 Index starting level is __ and the Nasdaq-100 Index ending level will be the closing level of the Nasdaq-100 Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

 Nikkei Index Return = Nikkei Index ending level - Nikkei Index starting level
                       -------------------------------------------------------
                                     Nikkei Index starting level

where the Nikkei Index starting level is __ and the Nikkei Index ending level will be the closing level of the Nikkei Index on the final valuation date.

The "MSCI-EM Index Return" is calculated based on the level of the MSCI-EM Index on the trade date relative to the final valuation date and is calculated as follows:

MSCI-EM Index Return = MSCI-EM Index Ending Level - MSCI-EM Index Starting Level
                       ---------------------------------------------------------
                                     MSCI-EM Index Starting Level

where the MSCI-EM Index Starting Level is __ and the MSCI-EM Index Ending Level will be the closing level of the MSCI-EM Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

 100 x (1+ (50% of the S&P Index Return + 25% of the DJ EURO STOXX Index Return
     + 10% of the Nasdaq-100 Index Return + 10% of the Nikkei Index Return
                       + 5% of the MSCI-EM Index Return))

STEP 3: CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket starting level, expressed as a percentage of the Basket starting level, calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                      Basket Starting Level

The Basket Starting Level is 100.

STEP 4: CALCULATE PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment between 110% to 120% of the Basket Return (the actual Participation Rate will be determined on the trade date). In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Participation Rate x Basket Return)).

> If the Basket Return is between 0% and -10%, you will receive your principal.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -25.5% will result in a 15.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Basket Return + 10%)).

IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY

The examples below are based on the following assumptions:

--------------------------------------------------------------------------------
  Principal Amount:                         $10.00
  Basket Starting Level:                    100
  Participation Rate:                       115% if the Index Return is positive
                                            (the actual Participation Rate will
                                            be determined on the trade date)
  Partial Principal Protection:             10%
  Investment Term:                          5 years
--------------------------------------------------------------------------------
  EXAMPLE 1 -- THE BASKET RETURN IS 50%
--------------------------------------------------------------------------------
  Calculation of cash payment at maturity on the Notes
  ----------------------------------------------------
   If we assume that the Basket Ending Level is 150, the Basket Return would therefore be 50%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 115% of the Basket Return, as set forth below:

   o Principal amount of each Note =                                   $10.00
   plus
   o Principal amount of each Note x 115% x Basket Return
     $10.00 x 115% x 50% =                                              $5.75
                                                                       ------
                                                               TOTAL:  $15.75
                                                                       ======

  INVESTOR RECEIVES $15.75 AT MATURITY FOR EACH NOTE (A 57.5% TOTAL RETURN).

  Calculation of comparative return on a $10.00 direct investment in the Basket
  -----------------------------------------------------------------------------

   o Principal amount =                                                $10.00

   plus

   o Principal amount x Basket Return
     $10.00 x 50% =                                                     $5.00
                                                                       ------
                                                               TOTAL:  $15.00
                                                                       ======

  ON A $10.00 DIRECT INVESTMENT, 50% OF WHICH IS COMPOSED OF THE S&P INDEX, 25% OF WHICH IS COMPOSED OF THE DJ EURO STOXX INDEX, 10% OF WHICH IS COMPOSED OF THE NASDAQ-100 INDEX, 10% OF WHICH IS COMPOSED OF THE NIKKEI INDEX AND 5% OF WHICH IS COMPOSED OF THE MSCI-EM INDEX, AN INVESTOR WOULD RECEIVE $15.00 (A 50%RETURN).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  EXAMPLE 2 -- THE BASKET RETURN IS 120%
--------------------------------------------------------------------------------

  Calculation of cash payment at maturity on the Notes
  ----------------------------------------------------
   If we assume that the Basket Ending Level is 220, the Basket Return would therefore be 120%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 115% of the Basket Return, as set forth below:

   o Principal amount of each Note =                                   $10.00

   plus

   o Principal amount of each Note x 115% x Basket Return
     $10.00 x 115% x 120% =                                            $13.80
                                                                       ------
                                                               TOTAL:  $23.80
                                                                       ======

  INVESTOR RECEIVES $23.80 AT MATURITY FOR EACH NOTE (A 138% TOTAL RETURN).

  Calculation of comparative return on a $10.00 direct investment in the Basket
  -----------------------------------------------------------------------------
   o Principal amount =                                                $10.00

   plus

   o Principal amount x Basket Return
     $10.00 x 120% =                                                   $12.00
                                                                       ------
                                                               TOTAL:  $22.00
                                                                       ======

  ON A $10.00 DIRECT INVESTMENT, 50% OF WHICH IS COMPOSED OF THE S&P INDEX, 25% OF WHICH IS COMPOSED OF THE DJ EURO STOXX INDEX, 10% OF WHICH IS COMPOSED OF THE NASDAQ-100 INDEX, 10% OF WHICH IS COMPOSED OF THE NIKKEI INDEX AND 5% OF WHICH IS COMPOSED OF THE MSCI-EM INDEX, AN INVESTOR WOULD RECEIVE $22.00 (A 120% RETURN).

--------------------------------------------------------------------------------
  EXAMPLE 3 -- THE BASKET RETURN IS -10%
--------------------------------------------------------------------------------

  Calculation of cash payment at maturity on the Notes
  ----------------------------------------------------

   If we assume that the Basket Ending Level is 90, the Basket Return would therefore be -10%. Since the Notes provide partial principal protection for up to a 10% decline in the Basket, the investor would receive at maturity the full principal amount, as set forth below:

   Principal amount of each Note =                                     $10.00
                                                               TOTAL:  $10.00
                                                                       ======


  INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH NOTE (A 0% TOTAL RETURN).

  Calculation of comparative return on a $10.00 direct investment in the Basket
  -----------------------------------------------------------------------------

   o Principal amount =                                                $10.00

   plus

   o Principal amount x Basket Return
     $10.00 x (-10%) =                                                 -$1.00
                                                                       ------
                                                               TOTAL:   $9.00
                                                                       ======

  ON A $10.00 DIRECT INVESTMENT, 50% OF WHICH IS COMPOSED OF THE S&P INDEX, 25% OF WHICH IS COMPOSED OF THE DJ EURO STOXX INDEX, 10% OF WHICH IS COMPOSED OF THE NASDAQ-100 INDEX, 10% OF WHICH IS COMPOSED OF THE NIKKEI INDEX AND 5% OF WHICH IS COMPOSED OF THE MSCI-EM INDEX, AN INVESTOR WOULD RECEIVE $9 (A 10%
  LOSS).
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
  EXAMPLE 4 -- THE BASKET RETURN IS -50%
--------------------------------------------------------------------------------

  Calculation of cash payment at maturity on the Notes
  ----------------------------------------------------

   If we assume that the Basket Ending Level is 50, the Basket Return would therefore be -50%, which is less than -10%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every percentage point (or fraction thereof) the Basket Return is below -10%, as set forth below:

   o Principal amount of each Note =                                   $10.00

   plus

   o Principal amount of each Note x (Basket Return + 10%)
     $10.00 x (-50% + 10%)
     $10.00 x (-40%) =                                                 -$4.00
                                                                       ------
                                                               TOTAL:   $6.00
                                                                       ======

  INVESTOR RECEIVES $6.00 AT MATURITY FOR EACH NOTE (A 40% LOSS).

  Calculation of comparative return on a $10.00 direct investment in the Basket
  -----------------------------------------------------------------------------

   o Principal amount =                                                $10.00

   plus

   o Principal amount x Basket Return
     $10.00 x (-50%) =                                                 -$5.00
                                                                       ------
                                                               TOTAL:   $5.00
                                                                       ======

  ON A $10.00 DIRECT INVESTMENT, 50% OF WHICH IS COMPOSED OF THE S&P INDEX, 25% OF WHICH IS COMPOSED OF THE DJ EURO STOXX INDEX, 10% OF WHICH IS COMPOSED OF THE NASDAQ-100 INDEX, 10% OF WHICH IS COMPOSED OF THE NIKKEI INDEX AND 5% OF WHICH IS COMPOSED OF THE MSCI-EM INDEX, AN INVESTOR WOULD RECEIVE $5 (A 50%
  LOSS).
--------------------------------------------------------------------------------

HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes compared to an investment, 50% of which is composed of the S&P Index, 25% of which is composed of the DJ EURO STOXX Index, 10% of which is composed of the Nasdaq-100 Index, 10% of which is composed of the Nikkei Index and 5% of which is composed of the MSCI-EM Index.

================================================================================
ASSUMPTIONS:
--------------------------------------------------------------------------------
Principal Amount:               $10
Term:                           5 Years
Basket Starting Level:          100
Participation Rate:             115% if the Index Return is positive (the actual
                                Participation Rate will be determined on trade
                                date)
Partial Principal Protection:   10%
Basket Performance:             100% to -100%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       -------------------------------- --------------------------------
          PERFORMANCE OF THE BASKET         PERFORMANCE OF THE NOTES
       -------------------------------- --------------------------------
             BASKET          BASKET        NOTES PAYMENT       NOTES
          ENDING LEVEL       RETURN*        AT MATURITY       RETURN*
       -------------------------------- --------------------------------
               200           100.0%           $21.50           115.0%
               190            90.0%           $20.35           103.5%
               180            80.0%           $19.20            92.0%
               160            60.0%           $16.90            69.0%
               140            40.0%           $14.60            46.0%
               120            20.0%           $12.30            23.0%
               110            10.0%           $11.15            11.5%
       ================================ ================================
               100             0.0%           $10.00             0.0%
       ================================ ================================
               90            -10.0%           $10.00             0.0%
               80            -20.0%            $9.00           -10.0%
               70            -30.0%            $8.00           -20.0%
               60            -40.0%            $7.00           -30.0%
               50            -50.0%            $6.00           -40.0%
               20            -80.0%            $3.00           -70.0%
                0           -100.0%            $1.00           -90.0%
       -------------------------------- --------------------------------
       * Percentages have been rounded for ease of analysis

                               [GRAPHIC OMITTED]

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--------------------------------------------------------------------------------


Risk Factors

YOUR INVESTMENT IN THE NOTES WILL INVOLVE RISKS. THE NOTES ARE NOT SECURED DEBT AND ARE RISKIER THAN ORDINARY UNSECURED DEBT SECURITIES. UNLIKE ORDINARY DEBT SECURITIES, YOU MAY LOSE SOME OR ALL OF THE PRINCIPAL AMOUNT YOU INVEST. THE RETURN ON THE NOTES IS LINKED TO THE PERFORMANCE OF THE S&P 500(R) INDEX ("S&P INDEX"), THE DOW JONES EURO STOXX 50(SM) Index ("DJ EURO STOXX Index"), thE NASDAQ-100(R) INDEX (THE "NASDAQ-100 INDEX"), THE NIKKEI(R) 225 INDEX (THE "NIKKEI INDEX") AND THE MSCI EMERGING MARKETS Index(SM) ("MSCI-EM INDEX"), AND TOGETHER WITH THE S&P INDEX, THE DJ EURO STOXX INDEX, THE NASDAQ-100 INDEX, THE NIKKEI INDEX AND THE MSCI-EMINDEX, THE "BASKET INDICES"). INVESTING IN THE NOTES IS NOT EQUIVALENT TO INVESTING DIRECTLY IN THE BASKET INDICES. THIS SECTION DESCRIBES THE MOST SIGNIFICANT RISKS RELATING TO AN INVESTMENT IN THE NOTES. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL.

The Notes combine features of equity and debt. The Notes differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Notes. Instead, we will pay you in cash at maturity an amount based on the performance of the Basket Indices, subject to partial principal protection for declines of up to 10% in the Basket. The Notes are exposed to a decline in the Basket greater than 10%. You will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -25.5% will result in a 15.5% loss of principal. ACCORDINGLY, YOU CAN LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY IF THE BASKET DECLINES BY MORE THAN 10% OVER THE TERM OF THE NOTES.

THE BASKET IS COMPOSED OF THE FIVE BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 50% of which is composed of the S&P Index, 25% of which is composed of the DJ EURO STOXX Index, 10% of which is composed of the Nasdaq-100 Index, 10% of which is composed of the Nikkei Index and 5% of which is composed of the MSCI-EM Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a 25% MSCI-EM Index Return would be completely offset by a -10% S&P Index Return, a -25% DJ EURO STOXX Index Return, a -25% Nasdaq-100 Return, and a -25% Nikkei Index Return, resulting in a Basket Return of -15% and a corresponding total return on the Notes of -5%.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (the "S&P Index Sponsor") with respect to the S&P Index, STOXX Limited (a joint venture between Deutsche Boerse AG, Dow Jones & Company and SWX Swiss Exchange) (the "DJ EURO STOXX Index Sponsor") with

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RISK FACTORS
--------------------------------------------------------------------------------

respect to the DJ EURO STOXX Index, The Nasdaq Stock Market, Inc. (the "Nasdaq-100 Index" Sponsor) with respect to the Nasdaq-100 Index, Nihon Keizai Shimbun, Inc. (the "Nikkei Index Sponsor") with respect to the Nikkei Index and Morgan Stanley Capital International Inc. (the MSCI-EM Index Sponsor") with respect to the MSCI-EM Index, (the S&P Index Sponsor, the DJ EURO STOXX Index Sponsor, the Nasdaq-100 Index Sponsor, the Nikkei Index Sponsor and the MSCI-EM Index Sponsor are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent-which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not have protection for a decline in the Basket of up to 10%.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY MANY UNPREDICTABLE FACTORS, INCLUDING VOLATILE EQUITIES PRICES.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the levels of the Basket Indices on any day will affect the market value of the Notes more than any other factor. Other factors referenced below that may influence the market value of the Notes include:

> the volatility of each Basket Index (I.E., the frequency and magnitude of changes in the level of each Basket Index);

>    the market prices of the Basket Constituent Stocks;

> the composition of each Basket Index and changes to its Basket Constituent Stocks;

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

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RISK FACTORS
--------------------------------------------------------------------------------

>    the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

> economic, financial, political, regulatory, judicial or other events that affect the levels of the Basket Indices or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>    the creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Notes may offset or enhance the effect of another factor.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT ANY OF THE BASKET INDICES.

Although some of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-35.

THE FORMULA FOR DETERMINING THE REDEMPTION AMOUNT DOES NOT TAKE INTO ACCOUNT ALL DEVELOPMENTS IN THE BASKET INDICES.

Changes in the Basket Indices during the term of the Notes before the final valuation date will not be reflected in the calculation of the redemption amount payable, if any, at maturity. The calculation agent will calculate the redemption amount by comparing only the level of eachBasket Index on the trade date and the level of each Basket Index on the final valuation date. No other levels will be taken into account. As a result, you may lose some or all of your investment even if a particular Basket Index has risen at certain times during the term of the Notes before falling to a level below its starting level on the final valuation date.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of the Basket Constituent Stocks may have.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to

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RISK FACTORS
--------------------------------------------------------------------------------

the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN THE BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON THE BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-44, we or one or more affiliates may hedge our obligations under the Notes by purchasing the Basket Constituent Stocks, futures or options on the Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more of the Basket Indices, and we may adjust these hedges by, among other things, purchasing or selling the Basket Constituent Stocks, futures, options or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the Basket Constituent Stocks and the level of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in the Basket Constituent Stocks and other investments relating to the Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block trades. Any of these activities could adversely affect the market price of the Basket Constituent Stocks, and the level of one or more Basket Indices and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Basket Constituent Stocks or one or more Basket Indices. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

WE AND OUR AFFILIATES MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE LEVEL OF THE UNDERLYING ASSETS, INDEX OR INDICES TO WHICH THE NOTES ARE LINKED OR THE MARKET VALUE OF THE NOTES.

UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. UBS and its affiliates have published research or other opinions that

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RISK FACTORS
--------------------------------------------------------------------------------

calls into question the investment view implicit in the Notes. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying assets, index or indices to which the Notes are linked.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-15) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-37 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-39. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-42. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on the day when the calculation agent will determine the ending level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE BASKET ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date in respect of one or more Basket Indices. If such a postponement occurs, then the calculation agent will instead use the closing level of the particular Basket Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event occurs or is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-37.

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--------------------------------------------------------------------------------

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

Some of the Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the economic and fiscal policies of non-U.S. governments, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain foreign countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section on page S-4, "Supplemental Tax Considerations" on page S-43, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

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--------------------------------------------------------------------------------


The Indices

THE S&P 500(R) INDEX

We have derived all information regarding the S&P 500(R) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time (the "Index Constituent Stocks") compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of July 31, 2006, 424 companies or 86.7% of the Index by market capitalization traded on the New York Stock Exchange, 76 companies or 13.3% of the Index by market capitalization traded on The Nasdaq Stock Market, and 0 companies or 0.0% of the Index by market capitalization traded on the American Stock Exchange. As of July 31, 2006, the Index represented approximately 74% of the market value of S&P's internal database of over 6,956 equities. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 6,956 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (85), Consumer Staples (39), Energy (30), Financials (87), Health Care (56), Industrials (53), Information Technology (79), Materials (30), Telecommunication Services (10) and Utilities (31). S&P may, from time to time, in its sole discretion, add companies to or delete companies from the Index to achieve the objectives stated above.

S&P calculates the Index by reference to the prices of the Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the Index Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE INDEX

S&P currently computes the Index as of a particular time as follows:

> the product of the market price per share and the number of then outstanding shares of each component stock, adjusted as described below, is determined as of that time (referred to as the "market value" of that stock);

>    the market values of all component stocks as of that time are aggregated;

> the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

> the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value ");

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--------------------------------------------------------------------------------

> the current aggregate market value of all component stocks is divided by the base value; and

>    the resulting quotient, expressed in decimals, is multiplied by ten.

Prior to March 2005, the market value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In September 2004, S&P announced that it would transition to using a "float-adjusted" number of shares to calculate the Index, meaning that, with respect to each component stock, only the number of shares of such stock available to investors, rather than all of the outstanding shares, would be used to determine the component stock's market value. S&P stated that the transition to float adjustment would take place in two steps. The first step took place in March 2005, when S&P began calculating market value as the product of the market price per share and the average of the number of outstanding shares and the float-adjusted number of shares of a component stock. The second step took place in September 2005, when S&P began using only the float-adjusted number of shares to calculate market value.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

>    the issuance of stock dividends;

> the granting to shareholders of rights to purchase additional shares of stock;

>    the purchase of shares by employees pursuant to employee benefit plans;

>    consolidations and acquisitions;

> the granting to shareholders of rights to purchase other securities of the issuer;

>    the substitution by S&P of particular component stocks in the Index; or

>    other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                                New Market Value
               Old Base Value x ---------------- = New Base Value
                                Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. S&P does not guarantee the accuracy or the completeness of the Index or any data included in the Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

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THE INDICES
--------------------------------------------------------------------------------

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on August 7, 2006 was 1,275.77. The actual S&P Index starting level will be the closing level of the S&P Index on the trade date.

The graph below illustrates the performance of the Index from January 30, 1987 through August 7, 2006.

        [The table below represents a line chart in the printed report.]

    1988   257.07     1994   466.45      2000   1469.25      2006   1248.29
           267.82            481.61             1394.46             1280.08
           258.89            467.14             1366.42             1280.66
           261.33            445.77             1498.58             1294.83
           262.16            450.91             1452.43             1310.61
           273.5             456.51             1420.6              1270.09
           272.02            444.27             1454.6              1270.2
           261.52            458.26             1430.83             1276.66
           271.91            475.5              1517.68             1275.77
           278.97            462.71             1436.51
           273.7             472.35             1429.4
           277.72            453.69             1314.95
           297.47            459.27             1320.28
           288.86            470.42             1366.01
           294.87            487.39             1239.94
           309.64            500.71             1160.33
           320.52            514.71             1249.46
           317.98            533.4              1255.82
           346.08            544.75             1224.42
           351.45            562.06             1211.23
           349.15            561.88             1133.58
           340.36            584.41             1040.94
           345.99            581.5              1059.78
    1990   353.4             605.37             1139.45
           329.08     1996   615.93      2002   1148.08
           331.89            636.02             1130.2
           339.94            640.43             1106.73
           330.8             645.5              1147.39
           361.23            654.17             1076.92
           358.02            669.12             1067.14
           356.15            670.63             989.82
           322.56            639.95             911.62
           306.05            651.99             916.07
           304               687.31             815.28
           322.22            705.27             885.76
           330.22            757.02             936.31
           343.93            740.74             879.82
           367.07            786.16             855.7
           375.22            790.82             841.15
           375.34            757.12             848.18
           389.83            801.34             916.92
           371.16            848.28             963.59
           387.81            885.14             974.5
           395.43            954.29             990.31
           387.86            899.47             1008.01
           392.45            947.28             995.97
           375.22            914.62             1050.71
    1992   417.09            955.4              1058.2
           408.79     1998   970.43      2004   1111.92
           412.7             980.28             1131.13
           403.69            1049.34            1144.94
           414.95            1101.75            1126.21
           415.35            1111.75            1107.3
           408.14            1090.82            1120.68
           424.22            1133.84            1140.84
           414.03            1120.67            1101.72
           417.8             957.28             1104.24
           418.68            1017.01            1114.58
           431.35            1098.67            1130.2
           435.71            1163.63            1173.82
           438.78            1229.23            1211.92
           443.38            1279.64            1181.27
           451.67            1238.33            1203.6
           440.19            1286.37            1180.59
           450.19            1335.18            1156.85
           450.53            1301.84            1191.5
           448.13            1372.71            1191.33
           463.56            1328.72            1234.18
           458.93            1320.41            1220.33
           467.83            1282.71            1228.81
           461.79            1362.93            1207.01
                             1388.91            1249.48

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

THE INDICES
--------------------------------------------------------------------------------

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

THE DOW JONES EURO STOXX 50(R) INDEX

We have derived all information regarding the Dow Jones EURO STOXX 50(R) Index (the "DJ EURO STOXX Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, STOXX Limited (the "DJ EURO STOXX Index Sponsor"). The DJ EURO STOXX Index Sponsor owns the copyright and all other rights to the DJ EURO STOXX Index. The DJ EURO STOXX Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the DJ EURO STOXX Index. We do not assume any responsibility for the accuracy or completeness of such information.

The DJ EURO STOXX Index seeks to provide exposure to European large capitalization equity securities. The DJ EURO STOXX Index universe is defined as all components of the 18 Dow Jones EURO STOXX Supersector indices. The Dow Jones EURO STOXX Supersector indices represent the Eurozone portion of the Dow Jones STOXX Total Market Index, which in turn covers 95% of the total market capitalization of the stocks traded on the major exchanges of 17 European countries. The DJ EURO STOXX Index universe includes Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. The DJ EURO STOXX Index Constituent Stocks are traded in Euros and in other European currencies.

For each of the 18 Dow Jones EURO STOXX Supersector indices, the component stocks are ranked by free-float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free-float market capitalization of the corresponding Dow Jones STOXXTMI Supersector index. If the next-ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list.

Any remaining stocks that are currently components of the DJ EURO STOXX Index are added to the selection list. The stocks on the selection list are ranked by free-float market capitalization. In exceptional cases, the DJ EURO STOXX Index Sponsor's Supervisory Board may make additions and deletions to the selection list.

The 40 largest stocks on the selection list are chosen as components. Any remaining current components of the DJ EURO STOXX Index ranked between 41 and 60 are added as DJ EURO STOXX Index components. If the component number is still below 50, then the largest stocks on the selection list are added until the DJ EURO STOXX Index contains 50 stocks. The DJ EURO STOXX Index composition is reviewed annually in September and is subject to change.

THE INDICES
--------------------------------------------------------------------------------

The DJ EURO STOXX Index is weighted by free-float market capitalization. Each component's weight is capped at 10% of the DJ EURO STOXX Index's total free-float market capitalization. Weights are reviewed quarterly and are also subject to change in response to specific events affecting the DJ EURO STOXX Index Constituent Stocks.

The DJ EURO STOXX Index is denominated in Euros. The DJ EURO STOXX Index Return will be calculated based on the closing levels of the DJ EURO STOXX Index, as reported by Bloomberg L.P. under ticker symbol "SX5E."

STOCKS INCLUDED IN THE DJ EURO STOXX INDEX

According to publicly available information as of August 7, 2006, securities comprising the DJ EURO STOXX Index consist of the companies listed below. The weighting of each of the DJ EURO STOXX Index Constituent Stocks within the DJ EURO STOXX Index is also provided.

NAME                                     SECTOR                       % WEIGHT
-------                                 ---------                    -----------
Total SA                                Energy                          6.49%
Banco Santander Central Hispano SA      Financial                       3.91%
Sanofi-Aventis                          Consumer, Non-cyclical          3.86%
BNP Paribas                             Financial                       3.66%
E.ON AG                                 Utilities                       3.53%
UniCredito Italiano SpA                 Financial                       3.36%
Nokia OYJ                               Communications                  3.32%
ING Groep NV                            Financial                       3.32%
ENI SpA                                 Energy                          3.17%
Telefonica SA                           Communications                  3.11%
Banco Bilbao Vizcaya Argentaria SA      Financial                       3.03%
Siemens AG                              Industrial                      2.78%
Allianz AG                              Financial                       2.74%
AXA SA                                  Financial                       2.62%
Societe Generale                        Financial                       2.59%
Deutsche Bank AG                        Financial                       2.38%
ABN AMRO Holding NV                     Financial                       2.13%
Suez SA                                 Utilities                       2.02%
DaimlerChrysler AG                      Consumer, Cyclical              1.99%
Fortis                                  Financial                       1.96%
Deutsche Telekom AG                     Communications                  1.82%
RWE AG                                  Utilities                       1.75%
BASF AG                                 Basic Materials                 1.70%
Koninklijke Philips Electronics NV      Industrial                      1.65%
SAP AG                                  Technology                      1.65%
Unilever NV                             Consumer, Non-cyclical          1.64%
Assicurazioni Generali SpA              Financial                       1.64%
Vivendi                                 Communications                  1.61%
Carrefour SA                            Consumer, Non-cyclical          1.56%
Enel SpA                                Utilities                       1.55%
France Telecom SA                       Communications                  1.53%
Bayer AG                                Basic Materials                 1.46%
Groupe Danone                           Consumer, Non-cyclical          1.37%
Endesa SA                               Utilities                       1.27%
Telecom Italia SpA                      Communications                  1.25%
Muenchener Rueckversicherungs AG        Financial                       1.25%
Iberdrola SA                            Utilities                       1.20%
Repsol YPF SA                           Energy                          1.15%

THE INDICES
--------------------------------------------------------------------------------

The DJ EURO STOXX Index (continued)

NAME                                     SECTOR                       % WEIGHT
-------                                 ---------                    -----------
Credit Agricole SA                      Financial                      1.14%
LVMH Moet Hennessy Louis Vuitton SA     Diversified                    1.06%
L'Oreal SA                              Consumer, Non-cyclical         1.05%
Cie de Saint-Gobain                     Industrial                     1.03%
Aegon NV                                Financial                      1.02%
Air Liquide                             Basic Materials                0.99%
Allied Irish Banks PLC                  Financial                      0.97%
Renault SA                              Consumer, Cyclical             0.90%
Sanpaolo IMI SpA                        Financial                      0.82%
Lafarge SA                              Industrial                     0.82%
Alcatel SA                              Communications                 0.65%
Koninklijke Ahold NV                    Consumer, Non-cyclical         0.59%


HISTORICAL CLOSING LEVELS OF THE EURO STOXX INDEX

Since its inception, the DJ EURO STOXX Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the DJ EURO STOXX Index during any period shown below is not an indication that the value of the DJ EURO STOXX Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the DJ EURO STOXX Index do not give an indication of the future performance of the DJ EURO STOXX Index. UBS cannot make any assurance that the future performance of the DJ EURO STOXX Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the DJ EURO STOXX Index as of August 7, 2006 was 3,658.25. The actual DJ EUROSTOXX Index starting level will be the closing level of the DJ EUROSTOXX Index on the trade date.

The graph below illustrates the performance of the DJ EURO STOXX Index from January 30, 1987 through August 7, 2006.

        [The table below represents a line chart in the printed report.]

    1987   635.95      1993   1456.88     1999   4684.48      2005   3691.41
           708.88             1396.06            5182.62             3774.51
           701.56             1365.74            5249.55             3853.74
           710.55             1427.37            5303.95             3839.9
           711.12             1358.74            5200.89             3637.17
           760.54             1284.6             5145.35             3648.92
           780.03             1373.6             5122.8              3691.87
           761.63             1397.12            5175.12             3658.25
           809.03             1302.53            4915.18             3428.51
           837.84             1327.67            5057.46             3320.15
           828.32             1323.35            4790.08             3447.07
           861.36             1320.59            4772.39             3578.93
           880.79             1296.71            4779.9       2006   3691.41
           852.86             1312.78            4318.88             3774.51
           883.82             1300.13            4185                3853.74
           901.71             1346.68            4525.01             3839.9
           923.42             1377.67            4426.24             3625.25
           953.51             1362.52            4243.91
           997.91             1435.52            4091.38
           1038.1             1432.86            3743.97
           1032.57            1419.6             3296.66
           970.43             1407.17            3478.63
           1023.52            1455.1             3658.27
           1098.49            1506.82            3806.13
    1989   1069.92     1995   1611.05     2001   3670.26
           1048.91            1595.64            3624.74
           1115.39            1612.24            3784.05
           1087.94            1671.13            3574.23
           1116.83            1673.76            3425.79
           1120.33            1665.9             3133.39
           1116.48            1590.93            2685.79
           962.15             1601.43            2709.29
           845.96             1694.51            2204.39
           889.57             1700.54            2518.99
           872.81             1817.95            2656.85
           858.72             1850.32            2386.41
           871.77             2005.36            2248.17
           959.23             2077.22            2140.73
           982.08             2137.28            2036.86
           1002.08            2164.68            2324.23
           1045.52            2220.86            2330.06
           1003.15            2398.41            2419.51
           1000.94            2674.83            2519.79
           1016.62            2407.58            2556.71
           1007               2581.36            2395.87
           1003.13            2331.25            2575.04
           985.85             2423.74            2630.47
           1000               2531.99            2760.66
    1991   1045.71     1997   2676.03     2003   2839.13
           1082.35            2878.04            2893.18
           1060.78            3153.32            2787.49
           1085.06            3120.94            2787.48
           1105.18            3357.77            2736.83
           1056.93            3406.82            2811.08
           988.96             3480.63            2720.05
           951.68             2978.12            2670.79
           968.58             2670.97            2726.3
           980.05             2887.11            2811.72
           1012.37            3179.09            2876.39
           1033.51            3342.32            2951.24
           1043.55            3547.15            2984.59
           1128.36            3484.24            3058.32
           1140.82            3559.86            3055.73
           1114.25            3757.87            2930.1
           1113.68            3629.46            3076.7
           1157.58            3788.66            3181.54
           1236.14            3638.62            3326.51
           1321.88            3769.14            3263.78
           1285.92            3669.71            3428.51
           1359.41            3922.91            3320.15
           1326.28            4314.38            3447.07
           1433.34            4904.46            3578.93

SOURCE: BLOOMBERG L.P.

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THE INDICES
--------------------------------------------------------------------------------

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the DJ EURO STOXX Index Sponsor, which grants us a license in exchange for a fee to use the DJ EURO STOXX Index in connection with the issuance of certain securities, including the Notes.

"Dow Jones EURO STOXX 50(R)" is a service mark of the DJ EURO STOXX Index Sponsor. The DJ EURO STOXX Index Sponsor has no relationship to UBS, other than the licensing of the DJ EURO STOXX Index and its service marks for use in connection with the Notes.

The DJ EURO STOXX Index Sponsor does NOT:

>    Sponsor, endorse, sell or promote the Notes.

> Recommend that any person invest in the Notes or any other financial products.

> Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the Notes.

> Have any responsibility or liability for the administration, management or marketing of the Notes.

> Consider the needs of the Notes or the owners of the Notes in determining, composing or calculating the DJ EURO STOXX Index or have any obligation to do so.

The DJ EURO STOXX Index Sponsor will not have any liability in connection with the Notes. Specifically, the DJ EURO STOXX Index Sponsor does not make any warranty, express or implied, and the DJ EURO STOXX Index Sponsor disclaims any warranty about:

> the results to be obtained by the Notes, the owner of the Notes or any other person in connection with the use of the DJ EURO STOXX Index and the data included in the DJ EURO STOXX Index;

>    the accuracy or completeness of the DJ EURO STOXX Index or its data;

> the merchantability and the fitness for a particular purpose or use of the DJ EURO STOXX Index or its data;

> the DJ EURO STOXX Index Sponsor will have no liability for any errors, omissions or interruptions in the DJ EURO STOXX Index or its data; and

> under no circumstances will the DJ EURO STOXX Index Sponsor be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if the DJ EURO STOXX Index Sponsor knows that they might occur.

The licensing relating to the use of the DJ EURO STOXX Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

THE NASDAQ-100 INDEX

All information in this prospectus supplement regarding the Nasdaq-100 Index is derived from publicly available information. Such information reflects the policies of, and is subject to change by The Nasdaq Stock Market, Inc. or any of its affiliates ("Nasdaq"). Nasdaq owns the copyright and all other rights to the Nasdaq-100 Index. Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nasdaq-100 Index is not an indication of future performance. Future performance of the Nasdaq-100 Index may differ significantly from historical performance, either positively or negatively.

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--------------------------------------------------------------------------------

The Nasdaq-100 Index is a modified capitalization-weighted index of 100 of the largest and most actively traded stocks of non-financial companies listed on the Nasdaq National Market(R) tier of the National Market System. The Nasdaq-100 Index was first published in January 1985 and includes companies across a variety of major industry groups. Current information regarding the market level of the Nasdaq-100 Index is available from Nasdaq and from numerous market information services. The level of the Nasdaq-100 Index is determined, comprised and calculated by Nasdaq without regard to the Nasdaq-100 Notes.

HISTORICAL CLOSING LEVELS OF THE NASDAQ-100 INDEX

Since its inception, the Nasdaq-100 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nasdaq-100 Index during any period shown below is not an indication that the value of the Nasdaq-100 Index is more or less likely to increase or decrease at any time during the term of the Nasdaq-100 Notes. The historical closing levels of the Nasdaq-100 Index do not give an indication of future performance of the Nasdaq-100 Index. UBS cannot make any assurance that the future performance of the Nasdaq-100 Index or its component stocks will result in holders of the Nasdaq-100 Notes receiving a positive return on their investment. The closing level of the Nasdaq-100 Index on August 7, 2006 was 1,494.13. The actual Nasdaq-100 Index starting level will be the closing level of the Nasdaq-100 Index on the trade date. The following graph sets forth the historical performance of the Nasdaq-100 Index from January 30, 1987 through August 7, 2006.

        [The table below represents a line chart in the printed report.]

   1988   159.13     1994   413.99       2000   3570.05       2006   1710.75
          172.64            412.17              4266.94              1670.57
          173.26            382.96              4397.84              1703.66
          175.92            373.25              3773.18              1700.71
          173.34            378.85              3324.08              1579.58
          189.03            360.3               3763.79              1575.23
          181.16            370.16              3609.35              1509.43
          171               397.9               4077.59              1494.13
          179.37            393.85              3570.61              1601.66
          174.78            413.05              3282.3               1579.18
          169.19            404.82              2506.54              1672.56
          177.41            404.27              2341.7               1645.2
          186.47            405.33              2593                 1710.75
          183.79            432.5               1908.32              1670.57
          185.87            447.15              1573.25              1703.66
          200.47            469.56              1855.15              1706.77
          214.55            488.1               1799.89
          204.58            538.03              1830.19
          214.28            568.88              1683.61
          222.01            576.77              1469.7
          226.42            585.08              1168.37
          222.61            598.78              1364.78
          224.44            593.72              1596.05
          223.83            576.23              1577.05
   1990   201.94     1996   591.82       2002   1550.17
          207.92            622.83              1359.22
          213.15            609.69              1452.81
          205.81            666.73              1277.07
          236.15            692.39              1208.34
          238.46            677.3               1051.41
          223.39            636.01              962.11
          193.61            663.57              942.38
          177.06            737.58              832.52
          172.56            751.99              989.54
          192.66            834.01              1116.1
          200.53            821.36              984.36
          232.43            921.55              983.05
          250.11            850.46              1009.74
          264.91            797.06              1018.66
          263.66            874.74              1106.06
          279               958.85              1197.89
          254.19            957.3               1201.69
          272.16            1107.03             1276.94
          287.41            1074.17             1341.2
          287.54            1097.17             1303.7
          292.51            1019.62             1416.39
          284.79            1050.51             1424.25
          330.85            990.8               1467.92
   1992   338.31     1998   1071.13      2004   1493.08
          345.88            1194.13             1470.38
          323.05            1220.66             1438.41
          307.86            1248.12             1401.36
          315.3             1192.07             1466.22
          301.23            1337.34             1516.64
          310.9             1377.26             1400.39
          299.26            1140.34             1368.68
          313.18            1345.48             1412.74
          329.15            1400.52             1486.72
          350.96            1557.96             1571.5
          360.18            1836.01             1621.12
          370.56            2127.19             1519.63
          351.14            1925.28             1511.02
          359.42            2106.39             1482.53
          339.94            2136.39             1420.79
          368.11            2089.7              1542.63
          366.13            2296.77             1493.52
          352.86            2270.93             1605.14
          372.65            2396.87             1581.71
          382.71            2407.9              1601.66
          390.98            2637.44             1579.18
          386.76            2966.71             1672.56
          398.28            3707.83             1645.2

Source: Bloomberg L.P.


LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with Nasdaq, which grants us a license in exchange for a fee to use the Nasdaq-100 Index in connection with the issuance of certain securities, including the Nasdaq-100 Notes.

The Nasdaq-100 Notes are not sponsored, endorsed, sold or promoted by The Nasdaq Stock Market, Inc. (including its affiliates, "Nasdaq"). Nasdaq has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Nasdaq-100 Notes. Nasdaq makes no representation or warranty, express or implied, to the holders of the Nasdaq-100 Notes or any

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member of the public regarding the advisability of investing in securities generally or in the Nasdaq-100 Notes particularly, or the ability of the Nasdaq-100 Index to track general stock market performance. Nasdaq's only relationship to UBS is in the licensing of the Nasdaq-100(R), Nasdaq-100 Index(R), and Nasdaq(R) trademarks or service marks, and certain trade names of Nasdaq and the use of the Nasdaq-100 Index which is determined, composed and calculated by Nasdaq without regard to UBS or the Nasdaq-100 Notes. Nasdaq has no obligation to take the needs of UBS or the holders of the Notes into consideration in determining, composing or calculating the Nasdaq-100 Index. Nasdaq is not responsible for and has not participated in the determination of the timing of, prices or quantities of the Nasdaq-100 Notes to be issued or in the determination or calculation of the equation by which the Nasdaq-100 Notes are to be converted into cash. Nasdaq has no liability in connection with the administration, marketing or trading of the Nasdaq-100 Notes.

NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY UBS, HOLDERS OF THE NASDAQ-100 NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI(R) 225 INDEX

All information in this prospectus supplement regarding the Nikkei(R) 225 Index (the "Nikkei Index"), including, without limitation, its make-up, method of calculation and changes in its components, is derived from publicly available information. Such information reflects the policies of, and is subject to change by, Nihon Keizai Shimbun, Inc. or any of its affiliates (the "Nikkei Index Sponsor"). The Nikkei Index Sponsor owns the copyright and all other rights to the Nikkei Index. The Nikkei Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the Nikkei Index. We do not assume any responsibility for the accuracy or completeness of such information. Historical performance of the Nikkei Index is not an indication of future performance. Future performance of the Nikkei Index may differ significantly from historical performance, either positively or negatively.

The Nikkei Index is a stock index calculated, published and disseminated by the Nikkei Index Sponsor that measures the composite price performance of selected Japanese stocks. The Nikkei Index is currently based on 225 underlying stocks trading on the Tokyo Stock Exchange (the "TSE"), and represents a broad cross-section of Japanese industry. All Nikkei Index Constituent Stocks trade on the TSE in Japanese yen. All 225 Nikkei Index Constituent Stocks are stocks listed in the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the First Section, Second Section or Mothers Section. Stocks listed in the First Section are among the most actively traded stocks on the TSE. At the end of each business year, the TSE examines each First Section stock to determine whether it continues to meet the criteria for inclusion in the First Section and each Second Section stock to determine whether it may qualify for inclusion in the First Section. Futures and options contracts on the Nikkei Index are traded on the Singapore Exchange Ltd., the Osaka Securities Exchange Co., Ltd. and the Chicago Mercantile Exchange Inc.

The Nikkei Index is a modified, price-weighted index. Each stock's weight in the Nikkei Index is based on its price per share rather than the total market capitalization of the issuer. The Nikkei Index Sponsor calculates the Nikkei Index by multiplying the per-share price of each Index Constituent Stock in the

                                                                            S-23
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--------------------------------------------------------------------------------

Nikkei Index (each such stock, a "Nikkei Index Constituent Stock") by the corresponding weighting factor for that Nikkei Index Constituent Stock, calculating the sum of all these products and dividing that sum by a divisor. The divisor, initially set in 1949 at 225, was 24.29 as of August 7, 2006 and is subject to periodic adjustments as described below. The weighting factor for each Nikkei Index Constituent Stock is computed by dividing 50 Japanese yen by the par value of that stock, so that the share price of each Nikkei Index Constituent Stock when multiplied by its weighting factor corresponds to a share price based on a uniform par value of 50 Japanese yen. Each weighting factor represents the number of shares of the related Nikkei Index Constituent Stock that are included in one trading unit of the Nikkei Index. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Index Constituent Stocks, which is currently the TSE. The level of the Nikkei Index is calculated once per minute during TSE trading hours.

In order to maintain continuity in the level of the Nikkei Index in the event of certain changes affecting the Nikkei Index Constituent Stocks, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any change or discontinuity in the level of the Nikkei Index. The divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of each change affecting any Nikkei Index Constituent Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable weighting factor and divided by the new divisor, the level of the Nikkei Index immediately after the change, will equal the level of the Nikkei Index immediately prior to the change.

Nikkei Index Constituent Stocks may be deleted or added by the Nikkei Index Sponsor. However, to maintain continuity in the Nikkei Index, the policy of the Nikkei Index Sponsor is generally not to alter the composition of the Nikkei Index Constituent Stocks except when a Nikkei Index Constituent Stock is deleted in accordance with the following criteria.

Any Nikkei Index Constituent Stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Index Constituent Stocks: bankruptcy of the issuer; merger of the issuer into, or acquisition of the issuer by, another company; delisting of the stock because of excess debt of the issuer or because of any other reason; transfer of the Nikkei Index Constituent Stock to the "Kanri Post" (Post for stocks under supervision); transfer of the stock to the "Seiri Post" (the Liquidation Post); or transfer of the Nikkei Index Constituent Stock to the Second Section of the TSE. In addition, Nikkei Index Constituent Stocks with relatively low liquidity, based on trading volume and price fluctuation over the past five years, may be deleted by the Nikkei Index Sponsor. Upon deletion of a Nikkei Index Constituent Stock from the Nikkei Index Constituent Stocks, the Nikkei Index Sponsor will select, in accordance with certain criteria established by it, a replacement for the deleted Index Constituent Stock. Until such replacement, the Nikkei Index will be calculated with the Nikkei Index Constituent Stocks less the deleted Index Constituent Stock.

A list of the issuers of the Nikkei Index Constituent Stocks is available from the NKS Economic Electronic Databank System and from the Nikkei Index Sponsor directly. The Nikkei Index Sponsor may delete, add or substitute any stock underlying the Nikkei Index.

THE TOKYO STOCK EXCHANGE

The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours for TSE-listed stocks are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

Due to time zone differences, on any normal trading day, the TSE will close before the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei Index on

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any particular business day will generally be available in the United States by the opening of business on that business day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special offer quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei Index may be limited by price limitations, special quotes or by suspension of trading on Nikkei Index Constituent Stocks, and these limitations may, in turn, adversely affect the value of the Notes.

HISTORICAL CLOSING LEVELS OF THE NIKKEI INDEX

Since its inception, the Nikkei Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Nikkei Index during any period shown below is not an indication that the value of the Nikkei Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the Nikkei Index do not give any indication of the future performance of the Nikkei Index. UBS cannot make any assurance that the future performance of the Nikkei Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Nikkei Index as of August 7, 2006 was 15,154.06. The actual Nikkei Index starting level will be the closing level of the Nikkei Index on the trade date.

The following graph sets forth the historical performance of the Nikkei Index from January 30, 1987 through August 7, 2006.

        [The table below represents a line chart in the printed report.]

    1988   23622.3     1994   20229.1     2000   19539.7      2006   16649.8
           25242.8            19997.2            19959.5             16205.4
           26260.3            19111.9            20337.3             17059.7
           27434.1            19725.2            17973.7             16906.2
           27416.7            20973.6            16332.5             15467.3
           27769.4            20643.9            17411.1             15505.2
           27911.6            20449.4            15727.5             15456.8
           27365.9            20628.5            16861.3             15154.1
           27923.7            19563.8            15747.3             13574.3
           27982.5            19989.6            14539.6             13606.5
           29578.9            19075.6            14648.5             14872.2
           30159              19723.1            13785.7             16111.4
           31581.3            18649.8            13843.5             16649.8
           31985.6            17053.4            12883.5             16205.4
           32838.7            16140              12999.7             17059.7
           33713.4            16806.8            13934.3             16906.2
           34266.8            15436.8            13262.1             16155.5
           32948.7            14517.4            12969               17153.8
           34953.9            16677.5            11860.8           16,155.45
           34431.2            18117.2            10713.5
           35636.8            17913.1            9774.68
           35549.4            17654.6            10366.3
           37268.8            18744.4            10697.4
           38915.9            19868.2            10542.6
    1990   37188.9     1996   20812.7     2002   9997.8
           34592              20125.4            10587.8
           29980.4            21406.8            11024.9
           29584.8            22041.3            11492.5
           33130.8            21956.2            11763.7
           31940.2            22530.8            10621.8
           31035.7            20692.8            9877.94
           25978.4            20166.9            9619.3
           20983.5            21556.4            9383.29
           25194.1            20466.9            8640.48
           22454.6            21020.4            9215.56
           23848.7            19361.3            8578.95
           23293.1            18330              8339.94
           26409.2            18557              8363.04
           26292              18003.4            7972.71
           26111.2            19151.1            7831.42
           25789.6            20068.8            8424.51
           23291              20605              9083.11
           24120.8            20331.4            9563.21
           22335.9            18229.4            10343.5
           23916.4            17887.7            10219
           25222.3            16458.9            10559.6
           22687.3            16636.3            10100.6
           22983.8            15258.7            10676.6
    1992   22023.1     1998   16628.5     2004   10783.6
           21338.8            16831.7            11041.9
           19345.9            16527.2            11715.4
           17390.7            15641.3            11761.8
           18347.8            15670.8            11236.4
           15951.7            15830.3            11858.9
           15910.3            16379              11325.8
           18061.1            14107.9            11081.8
           17399.1            13406.4            10823.6
           16767.4            13564.5            10771.4
           17683.7            14883.7            10899.2
           16924.9            13842.2            11488.8
           17023.8            14499.2            11387.6
           16953.3            14367.5            11740.6
           18591.4            15836.6            11669
           20919.2            16701.5            11008.9
           20552.3            16111.7            11276.6
           19590              17529.7            11584
           20380.1            17861.9            11899.6
           21026.6            17436.6            12413.6
           20105.7            17605.5            13574.3
           19703              17942.1            13606.5
           16406.5            18558.2            14872.2
           17417.2            18934.3            16111.4

SOURCE: BLOOMBERG L.P.

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LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the Nikkei Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the Nikkei Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the Nikkei Index Sponsor; the only relationship between the Nikkei Index Sponsor and us is the licensing of the use of the Nikkei Index and trademarks relating to the Nikkei Index.

The Nikkei Index Sponsor is under no obligation to continue the calculation and dissemination of the Nikkei Index. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor. No inference should be drawn from the information contained in this prospectus supplement that the Nikkei Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the Nikkei Index to track general stock market performance.

The Nikkei Index Sponsor determines, composes and calculates the Nikkei Index without regard to the Notes. The Nikkei Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the Nikkei Index. The Nikkei Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The Nikkei Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The Nikkei Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Nikkei Index or the manner in which the Nikkei Index is applied in determining any initial Nikkei Index Starting Level or Nikkei Index Ending Level or any amount payable upon maturity of the Notes.

THE NIKKEI INDEX SPONSOR DOES NOT GUARANTEE THE ACCURACY OR THE COMPLETENESS OF THE NIKKEI INDEX OR ANY DATA INCLUDED IN THE NIKKEI INDEX. THE NIKKEI INDEX SPONSOR ASSUMES NO LIABILITY FOR ANY ERRORS OR OMISSIONS.

"Nikkei(R)" is a trademark of the Nikkei Index Sponsor and has been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by the Nikkei Index Sponsor, and the Nikkei Index Sponsor makes no representation regarding the advisability of investing in the Notes.

THE MSCI-EM INDEX

We have derived information regarding the MSCI(R) Emerging Markets Index(SM) (the "MSCI-EM Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Morgan Stanley Capital International Inc. ("MSCI"). We do not assume any responsibility for the accuracy or completeness of such information. MSCI has no obligation to continue to publish the MSCI-EM Index, and may discontinue publication of the MSCI-EM Index.

The MSCI-EM Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets. As of August 7, 2006, the index comprised 28 emerging market countries, which were Argentina, Bermuda, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Jordan, Korea, Luxembourg, Malaysia, Mexico, Morocco, Pakistan, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey.

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As of August 7, 2006, the MSCI-EM Index was weighted by sector as follows:

        SECTOR                                                   WEIGHTS
        ---------------                                         ---------
        Financial .............................................   19.62%
        Energy ................................................   16.36%
        Communications ........................................   12.50%
        Basic Materials .......................................   11.85%
        Technology ............................................   10.63%
        Industrial ............................................    9.98%
        Consumer, Non-cyclical ................................    6.83%
        Consumer, Cyclical ....................................    6.80%
        Utilities .............................................    3.34%
        Diversified ...........................................    2.09%
                                                                 ------
          Grand Total                                            100.00%

As of August 7, 2006, the top fifty constituent stocks of the MSCI-EM Index were as follows:

NAME                                    SECTOR                        % WEIGHT
-----------                             --------                    ------------
Samsung Electronics Co Ltd              Technology                     3.88%
OAO Gazprom                             Energy                         2.73%
LUKOIL                                  Energy                         2.21%
TSMC                                    Technology                     1.77%
Petroleo Brasileiro SA                  Energy                         1.74%
America Movil SA de CV                  Communications                 1.74%
China Mobile Ltd                        Communications                 1.64%
Kookmin Bank                            Financial                      1.43%
Petroleo Brasileiro SA                  Energy                         1.42%
Teva Pharmaceutical Industries Ltd      Consumer, Non-cyclical         1.24%
PetroChina Co Ltd                       Energy                         1.13%
Sasol Ltd                               Energy                         1.12%
Cia Vale do Rio Doce                    Basic Materials                1.03%
HON HAI Precision Industry Co Ltd       Industrial                     1.00%
Cemex SA de CV                          Industrial                     0.98%
POSCO                                   Basic Materials                0.95%
Cia Vale do Rio Doce                    Basic Materials                0.84%
Infosys Technologies Ltd                Technology                     0.83%
Banco Itau Holding Financeira SA        Financial                      0.82%
Banco Bradesco SA                       Financial                      0.81%
Standard Bank Group Ltd                 Financial                      0.69%
CNOOC Ltd                               Energy                         0.69%
Telefonos de Mexico SA de CV            Communications                 0.68%
Reliance Industries Ltd                 Energy                         0.67%
Hyundai Motor Co                        Consumer, Cyclical             0.64%
Impala Platinum Holdings Ltd            Basic Materials                0.63%
China Life Insurance Co Ltd             Financial                      0.62%
Surgutneftegaz OJSC                     Energy                         0.59%
China Construction Bank                 Financial                      0.58%
Cathay Financial Holding Co Ltd         Financial                      0.58%
Shinhan Financial Group Co Ltd          Financial                      0.55%
Gold Fields Ltd                         Basic Materials                0.55%
MMC Norilsk Nickel                      Basic Materials                0.55%
Samsung Electronics Co Ltd              Technology                     0.54%
MTN Group Ltd                           Communications                 0.53%
Wal-Mart de Mexico SA de CV             Consumer, Cyclical             0.53%

                                                                            S-27
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The MSCI-EM Index (continued)

NAME                                    SECTOR                        % WEIGHT
-----------                             --------                    ------------
Bank of China Ltd                       Financial                      0.51%
United Microelectronics Corp            Technology                     0.51%
Korea Electric Power Corp               Utilities                      0.51%
China Petroleum & Chemical Corp         Energy                         0.49%
Tenaris SA                              Basic Materials                0.47%
Telekomunikasi Indonesia Tbk PT         Communications                 0.47%
Grupo Televisa SA                       Communications                 0.46%
Cia de Bebidas das Americas             Consumer, Non-cyclical         0.43%
AU Optronics Corp                       Industrial                     0.42%
MOL Hungarian Oil and Gas NyRt          Energy                         0.41%
SK Telecom Co Ltd                       Communications                 0.41%
SK Corp                                 Energy                         0.41%
CEZ                                     Utilities                      0.40%
Unibanco                                Financial                      0.40%

The MSCI-EM Index is part of a series of indexes sponsored by MSCI called the "MSCI Standard Index series".

CONSTRUCTING THE MSCI STANDARD INDEX SERIES

MSCI undertakes an index construction process which involves:

>    Defining the equity universe.

> Adjusting the total market capitalization of all securities in the universe for free floating available to foreign investors.

> Classifying the universe of securities under the Global Industry Classification Standard ("GICS").

> Selecting securities for inclusion according to MSCI's index construction rules and guidelines.

DEFINING THE EQUITY UNIVERSE

The index construction process starts at the country level, with the identification of the universe of investment opportunities.

MSCI classifies each company and its securities in one and only one country. This allows securities to be sorted distinctly by their respective countries. In general, companies and their respective securities are classified as belonging to the country in which they are incorporated. All listed equity securities, or listed securities that exhibit characteristics of equity securities, except investment trusts, mutual funds and equity derivatives, are eligible for inclusion in the universe. Generally, only equity or equity-like securities that are listed in the country of classification are included in the universe.

ADJUSTING THE TOTAL MARKET CAPITALIZATION OF SECURITIES FOR FREE FLOAT

After identifying the universe of securities, MSCI calculates the free float-adjusted market capitalization of each security in that universe. The process of free floating-adjusting market capitalization involves:

> Defining and estimating the free float available to foreign investors for each security, using MSCI's definition of free float.

>    Assigning a free float-adjustment factor to each security.

> Calculating the free float-adjustment market capitalization of each security.

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MSCI defines the free float of a security as the proportion of shares outstanding that are deemed to be available for purchase in the public equity markets by international investors. In practice, limitations on free float available to international investors include:

> Strategic and other shareholdings not considered part of available free float.

>    Limits on share ownership for foreign investors.

>    Other foreign investment restrictions.

MSCI's estimation of free float is based solely on publicly available shareholder information obtained from multiple information sources. For each security, all available shareholdings are considered where public data is available, regardless of the size of the shareholding. Construction may be conducted with analysts, other industry experts and official company contracts, particularly where disclosure standards or data quality make the estimation of free float difficult.

CLASSIFYING THE UNIVERSE OF SECURITIES UNDER THE GLOBAL INDUSTRY CLASSIFICATION STANDARD

In addition to the free floating-adjustment of market capitalization, all securities in the universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with S&P, the Global Industry Classification Standard ("GICS"). The comprehensive classification scheme provides a universal approach to industries worldwide and forms the basis for achieving MSCI's objective of reflecting broad and fair representation in its indexes.

GICS consists of 10 sectors, 24 industry groups, 67 industries and 147 sub-industries. Each company is assigned to one sub-industry. The GICS guidelines used to determine the appropriate industry classification are:

> A security is classified in a sub-industry according to the business activities that generate approximately 60% or more of the company's revenues.

> A company engaged in two or more substantially different business activities, none of which contributes 60% or more of revenues, is classified in the sub-industry that provides the majority of both the company's revenues and earnings.

> Where the above guidelines cannot be applied, or are considered inappropriate, further analysis is conducted, and other factors are analyzed to determine an appropriate classification.

SELECTING SECURITIES FOR INDEX INCLUSION

In order to ensure a broad and fair representation in the indexes of the diversity of business activities in the universe, MSCI follows a "bottom-up" approach to index construction, building indexes from the industry group level up. The bottom-up approach to index construction requires a thorough analysis and understanding of the characteristics of the universe. This analysis drives the individual security selection decisions, which aim to reflect the overall features of the universe in the country index.

MSCI targets an 85% free float-adjusted market representation level within each industry group, within each country. The security selection process within each industry group is based on the careful analysis of:

> Each company's business activities and the diversification that its securities would bring to the index.

> The size (based on free float-adjusted market capitalization) and liquidity of securities. All other things being equal, MSCI targets for inclusion the most sizable and liquid securities in an industry

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     group. In addition, securities that do not meet the minimum size guidelines discussed below and/or securities with inadequate liquidity are not considered for inclusion.

> The estimated free float for the company and its individual share classes. Only securities of companies with an estimated overall and/or security free float greater than 15% are, in general, considered for inclusion.

MAINTAINING THE MSCI STANDARD INDEX SERIES

Overall, index maintenance can be described by three broad categories of implementation of changes.

> Annual full country index reviews that systematically re-assess the various dimensions of the equity universe for all countries and are conducted on a fixed annual timetable.

> Quarterly index reviews, aimed at promptly reflecting other significant market events.

> Ongoing event-related changes, such as mergers and acquisitions, which are generally implemented in the indexes rapidly as they occur.

Potential changes in the status of countries (standalone, emerging, developed) follow their own separate timetables. These changes are normally implemented in one or more phases at the regular annual full country index review and quarterly index review dates.

ANNUAL FULL COUNTRY INDEX REVIEW

The objective of the annual full country review, which is carried out every May, is to systematically re-assess the various dimensions of the equity universe for all countries on a fixed annual timetable. This includes a re-appraisal of the free float-adjusted industry group representation within a country, a detailed review of the shareholder information used to estimate free float for constituent and non-constituent securities, updating of minimum size guidelines for new and existing constituents, as well as changes typically considered for a quarterly index review as discussed below.

QUARTERLY INDEX REVIEW

The quarterly index review process is designed to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace. This is achieved by rapidly reflecting significant market driven changes that were not captured in the index at the time of their actual occurrence and that should not wait until the annual full country index review due to their importance.

During a quarterly index review, securities may be added to or deleted from a country index for a variety of reasons including the following:

> Additions or deletions of securities, due to one or more industry groups having become significant over- or under-represented as a result of mergers, acquisitions, restructuring and other major market events affecting that industry group.

> Additions or deletions resulting from changes in industry classification, significant increases or decreases in free float, and relaxation/removal or decreases of foreign ownership limitations not implemented immediately.

> Replacement of companies, which are no longer suitable industry representatives.

> Deletion of securities whose company and/or security free float has fallen to less than 15%.

>    Deletion of securities that have become very small or illiquid.

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THE INDICES
--------------------------------------------------------------------------------

> Replacement of securities (additions or deletions) resulting from the review of price source for constituents with both domestic and foreign board quotations.

>    Additions or deletions of securities as a result of other market events.

ONGOING EVENT-RELATED CHANGES

Ongoing event-related changes to the indexes are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. Ongoing event-related charges can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes are reflected in the indexes at the time of the event.

ANNOUNCEMENT POLICY

The results of the annual full country index review are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May.

The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February, August and November.

All changes resulting from the corporate events are announced prior to their implementations.

The changes are typically announced at least ten business days prior to these changes becoming effective in the indexes as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indexes, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 PM U.S. Eastern Standard Time (EST).

In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of large secondary offerings for existing constituents, where possible, these changes will be announced prior to the end of a relevant subscription period and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both equity offerings and secondary offerings for U.S. securities will be confirmed through an announcement during market hours for same or next day implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable.

HISTORICAL LEVELS OF THE MSCI-EM INDEX

Since its inception, the MSCI-EM Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the MSCI-EM Index during any period shown on the graph below is not an indication that the value of the MSCI-EM Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical MSCI-EM Index levels do not give an indication of future performance of the MSCI-EM Index. UBS cannot make any assurance that the future performance of the MSCI-EM Index will result in holders of the Notes receiving a positive total return on their investment. The closing level of the MSCI-EM Index as of August 7, 2006 was 760.83. The actual MSCI-EM Index starting level will be the closing level of the MSCI-EM Index on the trade date.

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THE INDICES
--------------------------------------------------------------------------------

The graph below illustrates the performance of the MSCI-EM Index from January 13, 1988 through August 7, 2006.

        [The table below represents a line chart in the printed report.]

      1988   109.42     1994   443.78     2000   401.94      2006   531.99
             109.68            463.17            405.3              548.15
             120.64            539.34            391.07             565.17
             126.27            548.88            399.05             602.56
             129.62            538.78            434.7              606.23
             133.71            489.21            489.42             661.32
             129.92            478.36            491.39             617.41
             125.92            493.66            497.74             667.99
             133.74            479.18            499.4              706.48
             132.54            508.73            451.36             783.77
             131.76            571.3             431.7              782.11
             134.87            577.29            445.52             787.8
             132.66            566.11            422.08             841.59
             142.52            536               423.56             751
             155.99            492.58            386.03             747.54
             184.24            439.84            357.85             755.84
             186.08            428.11            326.36             760.83
             163.28            429.8             333.79
             173.49            448.29            379.02
             177               470.95            349.02
             198.98            471.38            313.14
             201.31            481.28            327.71
             191.64            469.28            330.54
      1990   214.7      1996   466.41     2002   322.89
             221.27            448.11            301.67
             229.76            439.69            298.17
             197.85            458.37            251.4
             210.66            490.52            266.86
             227.6             481.92            294.43
             235.14            484.8             317.4
             255.21            502.46            327.75
             221.94            498.99            332.77
             193.09            501.04            351.43
             189.25            465.87            352.84
             178.96            477.13            346.28
             185.16            480.62            319.75
             200.19            467.43            294.62
             229.63            474.71            298.89
             238.23            476.31            266.11
             238.95            508.42            283.16
             256.97            529.86            302.36
             247.27            514.61            292.09
             259.51            513.7             290.44
             264.27            527.01            281.21
             253.84            554.12            272.27
             263.96            561.32            295.17
      1992   259.77     1998   489.24     2004   315.44
             288.8             502.05            332.68
             322.13            419.26            352.62
             335.97            403.67            375.52
             346.58            412.46            377.63
             342.45            379.8             409.11
             340.42            419.23            413.33
             305.52            436.02            442.78
             308.38            430.41            457.19
             293.44            370.1             477.73
             294.07            330.52            482.06
             309.63            339.83            441.3
             306.06            240.31            431.26
             314.93            254.87            432.2
             316.19            281.4             423.14
             321.23            304.53            439.75
             331.3             298.97            464.15
             337.12            293.91            474.27
             345.39            296.56            517.95
             354.82            334.75            542.17
             363.23            375.66            542.28
             393.46            372.33            588.68
             407.47            413.81            548.69

Source: MSCI


LICENSE AGREEMENT

MSCI and UBS have agreed to enter into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the MSCI-EM Index in connection with securities, including the Notes. The MSCI-EM Index is owned and published by MSCI.

The Notes are not sponsored, endorsed, sold or promoted by MSCI or any affiliate of MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes or the ability of the MSCI-EM Index to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of the MSCI-EM Index, which is determined, composed and calculated by MSCI without regard to the Notes or UBS. MSCI has no obligation to take the needs of UBS or the owners of this security into consideration in determining, composing or calculating the MSCI-EM Index. MSCI is not responsible for and has not participated in the determination of the timing of, pricing at or quantities of this security or in the determination or calculation of the equation by which this security is redeemable for cash. Neither MSCI nor any other party has any obligation or liability to owners of the Notes in connection with the administration, marketing or trading of the Notes.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI-EM INDEX FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEXES OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS OR COUNTERPARTIES, OWNERS OF THE PRODUCTS OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEXES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED

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THE INDICES
--------------------------------------------------------------------------------

HEREUNDER OR FOR ANY OTHER USE. FURTHER, NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEXES AND ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH THE INDEXES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

No purchaser, seller or holder of the Notes, or any other person or entity, should use or refer to MSCI's trade name, trade mark or service mark rights to the designations "Morgan Stanley Capital International(R)," "MSCI(R)," "Morgan Stanley Capital International Perspective(R)," to sponsor, endorse, market or promote the Notes without first contacting MSCI to determine whether MSCI's permission is required. Under no circumstances may any person or entity claim affiliation with MSCI without the prior written permission of MSCI.

--------------------------------------------------------------------------------


Valuation of the Notes

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to between 110% to 120% of the Basket Return.

> If the Basket Return is between 0% and -10%, you will receive your principal.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -25.5% will result in a 15.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE UP TO 90% OF YOUR PRINCIPAL AT MATURITY.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-35.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-9 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------


Specific Terms of the Notes

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (I.E., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of an Index Basket (the "Basket"), which is comprised of five equity indices (each, a "Basket Index" and together, "Basket Indices") weighted as follows:

     BASKET INDICES                                                 WEIGHTS
     ----------------------------------------------------------------------
     S&P 500(R) Index ("S&P Index") ................................  50%
     Dow Jones EURO STOXX 50(SM) Index
       ("DJ EURO STOXX Index") .....................................  25%
     Nasdaq-100(R) Index ("Nasdaq-100 Index") ......................  10%
     Nikkei(R) 225 Index ("Nikkei Index") ..........................  10%
     MSCI(R) Emerging Markets Index(SM)
       ("MSCI-EM Index") ...........................................   5%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

Your minimum investment is 100 Notes at a principal amount of $10.00 per Note (for a total minimum purchase price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment between 110% to 120% (the "Participation Rate") of the Basket Return. The Participation Rate will be determined on the trade date. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Participation Rate x Basket Return)).

> If the Basket Return is between 0% and -10%, you will receive your principal.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -25.5% will result in a 15.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

         $10 + ($10 x (Basket Return + 10%)).

The "Basket Return," which may be positive or negative, will be calculated as follows:

                   Basket Ending Level - Basket Starting Level
                   -------------------------------------------
                              Basket Starting Level

The "Basket Starting Level" is 100.

The "Basket Ending Level" is calculated as follows:

 100 x (1+ (50% of the S&P Index Return + 25% of the DJ EURO STOXX Index Return
     + 10% of the Nasdaq-100 Index Return + 10% of the Nikkei Index Return
                       + 5% of the MSCI-EM Index Return))

The "S&P Index Return" is calculated based on the closing level of the S&P Index on the trade date relative to the final valuation date and is calculated as follows:

           S&P Index Return = S&P Index Ending Level - S&P Index Starting Level
                              -------------------------------------------------
                                          S&P Index Starting Level

where the S&P Index Starting Level is __ and the S&P Index Ending Level will be the closing level of the S&P Index on the final valuation date.

The "DJ EURO STOXX Index Return" is calculated based on the closing level of the DJ EURO STOXX Index on the trade date relative to the final valuation date and is calculated as follows:

                          DJ EURO STOXX Index Return =
      DJ EURO STOXX Index ending level - DJ EURO STOXX Index starting level
      ---------------------------------------------------------------------
                       DJ EURO STOXX Index starting level

where the DJ EURO STOXX Index starting level is __ and the DJ EURO STOXX Index ending level will be the closing level of the DJ EURO STOXX Index on the final valuation date.

The "Nasdaq-100 Index Return" is calculated based on the closing level of the Nasdaq-100 Index on the trade date relative to the final valuation date and is calculated as follows:

                            Nasdaq-100 Index Return =
        Nasdaq-100 Index ending level - Nasdaq-100 Index starting level
        ---------------------------------------------------------------
                         Nasdaq-100 Index starting level

where the Nasdaq-100 Index starting level is __ and the Nasdaq-100 Index ending level will be the closing level of the Nasdaq-100 Index on the final valuation date.

The "Nikkei Index Return" is calculated based on the closing level of the Nikkei Index on the trade date relative to the final valuation date and is calculated as follows:

 Nikkei Index Return = Nikkei Index ending level - Nikkei Index starting level
                       -------------------------------------------------------
                                     Nikkei Index starting level

where the Nikkei Index starting level is __ and the Nikkei Index ending level will be the closing level of the Nikkei Index on the final valuation date.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The "MSCI-EM Index Return" is calculated based on the level of the MSCI-EM Index on the trade date relative to the final valuation date and is calculated as follows:

MSCI-EM Index Return = MSCI-EM Index Ending Level - MSCI-EM Index Starting Level
                       ---------------------------------------------------------
                                     MSCI-EM Index Starting Level

where the MSCI-EM Index Starting Level is __ and the MSCI-EM Index Ending Level will be the closing level of the MSCI-EM Index on the final valuation date.

MATURITY DATE

The maturity date will be on or about August 31, 2011, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be on or about August 25, 2011, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-41.

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to one or more Basket Indices or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>    no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publish a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

If the calculation agent determines that the publication of one or more Basket Indices are discontinued and that there is no successor index on the date when the ending level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and will apply a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the Basket Constituent Stocks or the method of calculating the particular Basket Index has been changed at any time in any respect that causes the particular Basket Index not to fairly represent the value of the particular Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to Basket Ending Level and the amount payable at maturity or otherwise relating to the levels of the Basket Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------


Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more Basket Indices and/or listed and/or over-the-counter options or futures or exchange-traded funds on the Basket Constituent Stocks or one or more of the Basket Indices prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>    acquire or dispose of securities of the issuers of Basket Constituent
     Stocks;

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the closing level of any Basket Index or the value of the Basket Constituent Stocks;

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the closing level of other similar market indices or stocks, or

>    any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of the Basket Constituent Stocks, listed or over-the-counter options or futures on the Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of the equities market.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "RISK FACTORS" ON PAGE S-9 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------


Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. dollars.

AS OF MARCH 31, 2006 (UNAUDITED)                                   CHF       USD
--------------------------------------------------------------------------------
                                                                 (IN MILLIONS)
Debt
  Debt issued(1) ...........................................   296,632   227,316
                                                               -------   -------
  Total Debt ...............................................   296,632   227,316
Minority Interest(2) .......................................     5,571     4,269
Shareholders' Equity .......................................    47,850    36,669
                                                               -------   -------
Total capitalization .......................................   350,053   268,254
                                                               =======   =======


----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION.
(2)  INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76632.

--------------------------------------------------------------------------------


Supplemental Tax Considerations

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus. This discussion applies to you only if you acquire Notes in the offering and you hold your Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

     o  a dealer in securities,

     o a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

     o  a bank,

     o  a life insurance company,

     o  a tax-exempt organization,

     o a person that owns Notes as part of a straddle or a hedging or conversion transaction for tax purposes, or

     o a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). You are a United States holder if you are a beneficial owner of a Note and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices and the terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (I.E., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENT. Alternatively, it is possible that your Notes should be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If your Notes are treated as contingent debt instruments and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Notes, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

TREASURY REGULATIONS REQUIRING DISCLOSURE OF REPORTABLE TRANSACTIONS. Recently-promulgated Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a "Reportable Transaction"). Under these regulations, if the Notes are denominated in a foreign currency, a United States holder that recognizes a loss with respect to the Notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Notes.

BACKUP WITHHOLDING AND INFORMATION REPORTING. If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to:

     o payments of principal and interest on a Note within the United States, including payments made by wire transfer from outside the United States to an account you maintain in the United States, and

     o the payment of the proceeds from the sale of a Note effected at a United States office of a broker.

Additionally, backup withholding will apply to such payments if you are a noncorporate United States holder that:

     o  fails to provide an accurate taxpayer identification number,

     o is notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or

     o in certain circumstances, fails to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Note that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

     o the proceeds are transferred to an account maintained by you in the United States,

     o the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

     o the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of a Note effected at a foreign office of a broker will be subject to information reporting if the broker is:

     o  a United States person,

     o  a controlled foreign corporation for United States tax purposes,

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

     o foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

     o  a foreign partnership, if at any time during its tax year:

        o one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

        o such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------


ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------


Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 3% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS


-------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ...........................................    S-1
Risk Factors ............................................................    S-9
The Indices .............................................................   S-15
Valuation of the Notes ..................................................   S-34
Specific Terms of the Notes .............................................   S-35
Use of Proceeds and Hedging .............................................   S-41
Capitalization of UBS ...................................................   S-42
Supplemental Tax Considerations .........................................   S-43
ERISA Considerations ....................................................   S-47
Supplemental Plan of Distribution .......................................   S-48

PROSPECTUS

Introduction ............................................................      3
Cautionary Note Regarding Forward-Looking Information ...................      5
Incorporation of Information About UBS AG ...............................      7
Where You Can Find More Information .....................................      8
Presentation of Financial Information ...................................      9
Limitations on Enforcement of U.S. Laws Against UBS AG,
  Its Management and Others .............................................     10
Capitalization of UBS ...................................................     10
UBS .....................................................................     11
Use of Proceeds .........................................................     13
Description of Debt Securities We May Offer .............................     14
Description of Warrants We May Offer ....................................     36
Legal Ownership and Book-Entry Issuance .................................     53
Considerations Relating to Indexed Securities ...........................     59
Considerations Relating to Securities Denominated or Payable in
  or Linked to a Non-U.S. Dollar Currency ...............................     62
U.S. Tax Considerations .................................................     65
Tax Considerations Under the Laws of Switzerland ........................     76
ERISA Considerations ....................................................     78
Plan of Distribution ....................................................     79
Validity of the Securities ..............................................     82
Experts .................................................................     82



[UBS LOGO]


UBS AG
Partial Principal
Protected Notes


UBS AG $__ NOTES
LINKED TO A GLOBAL
INDEX BASKET
DUE ON OR ABOUT AUGUST 31, 2011






PROSPECTUS SUPPLEMENT


AUGUST __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)

















UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.